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                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-34824
                    4 3/4% Convertible Senior Notes due 2007 CUSIP No. 65332VAR4



                          NEXTEL COMMUNICATIONS, INC.

                   PROSPECTUS SUPPLEMENT DATED JULY 12, 2000
                       TO PROSPECTUS DATED APRIL 26, 2000

     The selling stockholders table on pages 19-22 of the prospectus is hereby amended to update the information regarding the following entities in the prospectus and their respective number of shares of 4 3/4% Convertible Senior Notes Due 2007.


                                        CONVERTIBLE NOTES                 COMMON STOCK
                                        -----------------                 ------------

                                    PRINCIPAL        PRINCIPAL
                                    AMOUNT OF        AMOUNT OF                        NUMBER OF
                                   CONVERTIBLE      CONVERTIBLE      NUMBER OF          SHARES
NAME OF SELLING STOCKHOLDER        NOTES OWNED     NOTES OFFERED    SHARES OWNED        OFFERED
---------------------------        -----------     -------------    ------------        -------
Associated Electric & Gas           $850,000         $850,000           -0-               -0-
Insurance Services Ltd.
William Blair & Company             $ 20,000         $ 20,000           -0-               -0-